Sheet1

MuniYield New Jersey Insured Fund, Inc.
File Number: 811-7138
CIK Number: 891037
For the Period Ending: 10/31/2001

Pursuant to Exemptive Order No. IC-15520 the following schedule enumerates the transactions with Merrill Lynch, Pierce, Fenner & Smith Incorporated, for the year ended October 31, 2001.

Sales (In Thousands)

Transaction	Face	Security		Due
Date	Amount	Description	Rate	Date

02/22/2001	$ 1,500	Puerto Rico Comwlth/Wed	2.350%	12/01/2015
03/13/2001	1,500	Puerto Rico Comwlth/Wed	1.200	12/01/2015

Last Updated on 12/28/2001
By Karen Lang